UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 12, 2011
Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor
18 Queen Street, Hamilton HM JX Bermuda	N/A

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
     On July 12, 2011, a wholly-owned subsidiary of Enstar Group Limited completed the previously announced acquisition of Clarendon National Insurance Company (“Clarendon National”) from Clarendon Insurance Group, Inc., an affiliate of Hannover Re. Clarendon National is a New Jersey-domiciled insurer that is in run-off. Clarendon National owns three other insurers, two domiciled in New Jersey and one domiciled in Florida, that are also in run-off. Clarendon National and its subsidiaries reported combined total assets of $2,102.6 million and combined total liabilities of $1,845.8 million in their statutory financial statements as of March 31, 2011.
     The purchase price paid was $219.1 million and was financed in part by borrowing $106.5 million under a four-year term loan facility with a London-based bank. The balance of the purchase price was funded from available cash on hand.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.
     The required financial statements will be filed by amendment no later than September 27, 2011.
(b)	Pro Forma Combined Financial Information.
     The required pro forma combined financial information will be filed by amendment no later than September 27, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENSTAR GROUP LIMITED
Date: July 12, 2011	By:	/s/ Richard J. Harris
Richard J. Harris
Chief Financial Officer